                                                                     Exhibit 3.1

                        AMENDMENT NO. 1 TO THE BYLAWS OF

                         RED GIANT ENTERTAINMENT, INC.,
                              A NEVADA CORPORATION

The following amendments to the Amended and Restated Bylaws of Red Giant
Entertainment, Inc. (f/k/a Castmor Resources Ltd.), a Nevada corporation (the
"Corporation") are hereby adopted and approved:

The title of the Corporation's Amended and Restated Bylaws are hereby renamed the Amended and Restated Bylaws of Red Giant Entertainment, Inc.

Article II, Section 02 is replaced in its entirety with the following:

     02. NUMBER OF DIRECTORS. The authorized number of Directors of the
     Corporation shall be not less than one nor more than seven until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Section 1 of Article III of these Bylaws. The exact number of Directors may be fixed within the limits specified by resolution adopted by the vote of the majority of Directors in office or by the vote of holders of shares representing a majority of the voting power at any annual meeting, or any special meeting called for such purpose. No reduction of the number of Directors shall have the effect of removing any
     Director prior to the expiration of his or her term. The exact number of
     Directors shall be six until changed as provided in this Section.

New Article IX is added as follows:

                                   ARTICLE IX

                 APPLICABILITY OF CONTROLLING INTEREST STATUTES

     Notwithstanding any provision of these Bylaws to the contrary, and pursuant to Nevada Revised Statutes Section 78.378, the provisions of Nevada Revised
     Statutes Sections 78.378 to 78.3793, inclusive and including any subsequent amendments thereto, shall not apply to any initial purchase of the Series Z
     Preferred Stock.

All other provisions of the Bylaws shall remain unchanged.
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                           CERTIFICATION OF SECRETARY

The foregoing amendment of the Bylaws of the corporation has been duly approved by the Corporation's Board of Directors in accordance with Nevada Revised
Statutes Section 78.120.

Dated: November 10, 2014                   /s/ Benny R. Powell
                                           -------------------------------------
                                           Benny R. Powell, Secretary